Exhibit 99.2

Exhibit 99.2 – Press Release dated November 8, 2004, announcing the appointment of a new Chief Executive Officer.

VantageMed Announces New Chief Executive Officer

RANCHO CORDOVA, Calif.—November 8, 2004—VantageMed Corporation (OTCBB: VMDC.OB) announced today the appointment of Steve Curd as VantageMed’s new Chief Executive Officer.

Richard M. Brooks, Chairman of the Board, commented, “I am excited to announce the appointment of Steve Curd as VantageMed’s new CEO.  After a five month search we are fortunate to have found such a talented and experienced executive.  His extensive technology knowledge, industry experience and operational successes will provide valuable assets for VantageMed’s shift to growth and profitability.  I look forward to working with Steve, the balance of the executive team and our dedicated employees as they strive to provide world class products and services to our valued customers.”  Mr. Brooks has been a member of the Board of Directors since March 2001 and was appointed CEO in April 2002 and Chairman in May 2002.

“The combination of VantageMed’s advanced practice management solutions, internal clearinghouse operation, SecureConnect, and the ChartKeeper clinical product, provides a powerful engine for growth.  I am thrilled to be joining the VantageMed team,” stated Steve Curd, VantageMed’s new CEO.

Mr. Curd brings to VantageMed a wealth of experience in healthcare IT including direct experience with practice management systems, EDI services and health plan operations.  Mr. Curd held the position of COO and CIO at Healtheon/WebMD where he led the company through rapid growth and a successful initial public offering.  Before joining Healtheon, Mr. Curd was Chief Information Officer at UnitedHealth Group, one of the largest and most innovative leaders in the delivery of health care services.  Prior to UnitedHealth, Steve held the position of Vice President at CIGNA Systems.  Mr. Curd holds a Masters of Business Administration from the Wharton School and a Bachelors degree in Physics and Mathematics from William Jewell College.

About VantageMed

VantageMed is a provider of healthcare information systems and services distributed to over 12,000 customer sites nationwide. Its suite of software products and services automates administrative, financial, clinical and management functions for physicians and other healthcare providers as well as provider organizations. For more information about RidgeMark, please call 877-879-8633, or visit www.vantagemed.com.

This press release may be deemed to contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements are made as of today’s date and we do not undertake any obligation to update forward-looking statements. You can identify such statements by our use of such words as “should”, “expect,” “will,” “intends,” and similar words and phrases which denote future events and which may depend on the future performance of the Company. Our assumptions underlying these statements are also “forward-looking” statements. Forward-looking statements are based on information and assumptions that are dynamic in nature and subject to rapid and sometimes abrupt changes. Our forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those stated or implied by the statements. These risks and uncertainties include risks related to our failure to improve our operating cash flow, the inability of our restructuring efforts to improve profitability and our inability to increase our revenues or to grow the sales of our products.  Our forward-looking statements are also subject to important risks and uncertainties detailed in our latest reports filed with the SEC and available on its website at www.sec.gov.

INVESTOR RELATIONS CONTACT:	MEDIA CONTACT:
VantageMed Corporation	VantageMed Corporation
Liesel Loesch	Jennifer Morgano
(916) 638-4744, ext. 213	(510) 536-6012
investor@vantagemed.com	jmorgano@vantagemed.com